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                                   EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statements of Summa Four, Inc. on Form S-8 (File Nos. 333-2596, 33-69614, 33-69616,
33-69618, 33-69620, and 33-69622) of our report dated May 5, 1997, on our audits of the consolidated financial statements and financial statement schedule of Summa Four, Inc. as of March 31, 1997 and 1996 and for the years ended March 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.





                                                   COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
June 20, 1997



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